                                                   Registration No. 33-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                             ----------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  CIPRICO INC.
             (Exact Name of Registrant as Specified in its Charter)
                             ----------------------

           Delaware                                        41-1749708
   -------------------------                           ------------------
    (State or Other Juris-                             (I.R.S. Employer
   diction of Incorporation                          Identification Number)
      or Organization)

                               2800 Campus Drive
                           Plymouth, Minnesota  55441
              (Address of Principal Executive Office and Zip Code)
                   ------------------------------------------

                 CIPRICO INC. 1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                 Robert H. Kill
                                  Ciprico Inc.
                               2800 Campus Drive
                           Plymouth, Minnesota  55441
                                 (612) 551-4000
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                               Timothy M. Heaney
                            Fredrikson & Byron, P.A.
                           1100 International Centre
                         Minneapolis, Minnesota  55402
                   ------------------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                         Proposed
                                               Proposed Maximum           Maximum
  Title of Securities      Amount to be         Offering Price           Aggregate             Amount of
   to be Registered        Registered(1)         Per Share(2)        Offering Price(2)     Registration Fee
--------------------------------------------------------------------------------------------------------------
  Options to Purchase
  Common Stock under
     the 1996 Plan          Indefinite             $   0.00             $      0.00             $   0.00

     Common Stock
     issuable upon
  exercise of options
   granted under the
       1996 Plan          100,000 shares           $13.9375             $1,393,750              $ 480.60
                                                                                                  ------

        TOTAL:                                                                                  $ 480.60
==============================================================================================================


(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant's Common Stock on December 7, 1995.

================================================================================

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

                 The Registrant hereby incorporates by reference into this Registration Statement the documents listed in (a) through (c) below:

                 (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or either (I) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed or (II) the Registrant's effective registration statement on Form 10 or 10-SB filed under the Securities Exchange Act of 1934 containing audited financial statements for the Registrant's latest fiscal year;

                 (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant document referred to in (a) above;

                 (c) If the class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934, the description of such class of securities contained in a registration statement filed under such Act, including any amendment or report filed for the purpose of updating such description.

                 All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.          Description of Securities.

                 Not Applicable.

Item 5.          Interests of Named Experts and Counsel.

                 Not applicable.

Item 6.          Indemnification of Directors and Officers.

                 The Delaware General Corporation Law provides that a director of a corporation (i) shall be indemnified by the corporation for expenses in defense of any action or proceeding





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

if the director is sued by reason of his service to the corporation, to the extent that such person has been successful in defense of such action or proceeding, or in defense of any claim, issue or matter raised in such litigation, (ii) may, in actions other than actions by or in the right of the corporation, be indemnified for expenses, judgments, fines and amounts paid in settlement of such litigation, even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and in a criminal proceeding, if he did not have reasonable cause to believe his conduct was unlawful) and
(iii) may be indemnified by the corporation for expenses (but not judgments or settlements) of any action by the corporation or of a derivative action, even if he is not successful, provided that he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and provided that no indemnification is permitted without court approval if the director was adjudged liable to the corporation. The Company's Certificate of Incorporation and Bylaws provide that the Company (i) may indemnify its officers, employees and agents and (ii) must indemnify its directors to the full extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary, and advance expenses to its directors at their request provided that they undertake to repay amounts advanced if it is ultimately determined that they are not entitled to indemnification. The Company maintains a directors and officers liability insurance policy and, in addition, has entered into indemnity agreements with its directors which constitute binding agreements of the Company to indemnify its directors and prevent the Company from modifying its indemnification policies in a way that is adverse to the directors who are parties to such agreements.

Item 7.          Exemption from Registration Claimed.

                 Not applicable.

Item 8.          Exhibits.

                 5        Opinion and Consent of Fredrikson & Byron, P.A.
                          relating to the legality of securities under the 1996 Employee Stock Purchase Plan.

                 23.1 Consent of Fredrikson & Byron, P.A. -- included in their opinion filed as Exhibit 5.

                 23.2     Consent of KPMG Peat Marwick LLP.

                 24       Power of Attorney from certain directors.

Item 9.          Undertakings.

                 (a)      The undersigned Registrant hereby undertakes:

                          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:





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

                                  (i)      To include any prospectus required
                                  by Section 10(a)(3) of the Securities Act of 1933;

                                  (ii)     To reflect in the prospectus any
                                  facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                                  (iii)    To include any material information
                                  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                          (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.



                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth and State of Minnesota, on
the   14th   day of December, 1995.


                                        CIPRICO INC.
                                        (the "Registrant")



                                        By /s/ Robert H. Kill
                                           -----------------------------
                                           Robert H. Kill, President
                                           and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                              (Power of Attorney)

         Each of the undersigned constitutes and appoints Robert H. Kill and Cory J. Miller his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Ciprico Inc. relating to the Company's 1996 Employee Stock Purchase Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and





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

confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.




         Signature                 Title                                 Date
         ---------                 -----                                 ----
/s/ Robert H. Kill          President, Chief Executive               December 14    , 1995
-----------------------     Officer and Director                   -----------------
Robert H. Kill              (principal executive officer)



/s/ Cory J. Miller          Vice President of Finance,               December 14    , 1995
-----------------------     Chief Financial Officer and            -----------------
Cory J. Miller              Secretary (principal financial
                            and accounting officer)



/s/ Gary L. Deaner          Director                                 December 14    , 1995
-----------------------                                            -----------------
Gary L. Deaner


/s/ Donald H. Soukup        Director                                 December 14    , 1995
-----------------------                                            -----------------
Donald H. Soukup


/s/ Ronald B. Thomas        Director                                 December 14    , 1995
-----------------------                                            -----------------
Ronald B. Thomas


/s/ William N. Wray         Director                                 December 14    , 1995
-----------------------                                            -----------------
William N. Wray





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

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



             ------------------------------------------------------

                                  CIPRICO INC.

             ------------------------------------------------------


                        Form S-8 Registration Statement


             ------------------------------------------------------

                            E X H I B I T  I N D E X

             ------------------------------------------------------




Exhibit
Number                            Exhibit Description
------           ------------------------------------------------------------
 5               Opinion and Consent of counsel re securities under the Plan
23.1             Consent of counsel--See Exhibit 5
23.2             Consent of independent auditors
24               Power of attorney--See Signature Page
